FOR IMMEDIATE RELEASE

Media Relations:
Paula Heinkel
332.877.5339
Media.request@iff.com

Investor Relations:
Michael Bender
212.708.7263
Investor.Relations@iff.com

IFF Reports Second Quarter 2023 Results

Strong Top- and Bottom-Line Growth in Scent and Pharma Solutions; Demand Softness Primarily Driven by Customer Destocking in Functional Ingredients

Strengthening Capital Structure Through Working Capital Improvements and Portfolio Optimization; Launching Sale Process for Lucas Meyer Cosmetics and Exploring Additional Strategic Pathways to Unlock Value for Shareholders

IFF Declares Dividend for Third Quarter 2023

NEW YORK - Aug. 7, 2023 - IFF (NYSE: IFF) reported financial results for the second quarter ended June 30, 2023.

Second Quarter 2023 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Income Before Taxes	EPS	Operating EBITDA	Operating EBITDA Margin	EPS ex Amortization
$2.9 B	$50 M	$0.11	$510 M	17.4%	$0.86
First Six Months 2023 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Income Before Taxes	EPS	Operating EBITDA	Operating EBITDA Margin	EPS ex Amortization
$6.0 B	$64 M	$0.07	$1.0 B	17.0%	$1.72

Management Commentary
“Amid the current operating environment, IFF has performed near expectations across the majority of our portfolio, led by strong top- and bottom-line results in Scent and Pharma Solutions," said IFF CEO Frank Clyburn. "The continued customer destocking and volume pressures in the second quarter reflect the broader macroeconomic challenges facing our industry, and for IFF, this softness has been largely isolated in our Functional Ingredients business within Nourish. From a profitability perspective, our adjusted operating EBITDA was in line with our guidance range, excluding a one-time inventory write-down due to unprecedented cost fluctuations for one ingredient. Our focus on cash flow generation has also yielded solid results - improving sequentially and versus the prior year period - as we successfully executed on our inventory reduction program."

1 Schedules at the end of this release contain reconciliations of reported GAAP to Non-GAAP metrics. See Use of Non-GAAP Financial Measures for explanations of our Non-GAAP metrics.

Clyburn continued, “We have broadened our portfolio optimization efforts – launching the sale process for our Lucas Meyer Cosmetics business – and hired an external advisor to explore additional strategic pathways to maximize shareholder returns. We are also taking decisive action to improve Functional Ingredients through an operational improvement plan to accelerate sales and expand margin for this business. I am encouraged by the progress our team is making and remain confident in the long-term value potential of IFF.”

Second Quarter 2023 Consolidated Financial Results
•Reported net sales for the second quarter were $2.93 billion, flat versus the prior-year period. On a comparable basis2, currency neutral sales decreased 4% versus the prior-year period, as continued growth in Scent and Pharma Solutions were more than offset by softness in Nourish & Health & Biosciences. Pricing continues to be strong, increasing high- single digits year-over-year, and volume was pressured primarily related to destocking, declining low double-digits versus the year-ago period. Approximately 60% of the total volume decline was due to a more than 20% volume decline in the Functional Ingredients business. IFF volume performance was down mid-single digits in the second quarter 2023, excluding the impact of Functional Ingredients.
•Income before taxes on a reported basis for the second quarter was $50 million. Adjusted operating EBITDA for the second quarter was $510 million. On a comparable basis2, currency neutral adjusted operating EBITDA declined 18% versus the prior-year period, as strong pricing and productivity gains were more than offset by lower volumes, unfavorable manufacturing absorption related to the Company's inventory improvement program and a $44 million one-time write-down of inventory related to unprecedented cost fluctuations for Locust Bean Kernel (LBK). Excluding the one-time inventory write-down, adjusted operating EBITDA for the quarter was within the previously forecasted guidance range of $540 million to $590 million.
•Reported earnings per share (EPS) for the second quarter was $0.11. Adjusted EPS excluding amortization was $0.86 per diluted share.
•Cash flows from operations at the end of the second quarter was $375 million, and free cash flow defined as cash flows from operations less capital expenditures totaled $85 million. This cash flow performance was driven by more than $150 million reduction in inventory versus the first quarter 2023. Net debt to credit adjusted EBITDA at the end of the second quarter was 4.5x.

Second Quarter 2023 Segment Summary: Growth vs. Prior Year

	Reported (GAAP)	Adjusted (Non-GAAP)	Comparable Currency Neutral (Non-GAAP)[2]	Comparable Currency Neutral Adjusted (Non-GAAP)[2]
	Sales	Operating EBITDA	Sales	Operating EBITDA
Nourish	(14)%	(50)%	(9)%	(42)%
Health & Biosciences	(22)%	(21)%	(3)%	(9)%
Scent	2%	26%	5%	41%
Pharma Solutions	3%	16%	3%	16%

Nourish Segment
•On a reported basis, second quarter sales were $1.56 billion. On a comparable basis2, currency neutral sales decreased 9% primarily driven by a more than 20% decline in Functional Ingredients volume. Flavors and Food Design were resilient in the challenging operating environment, down modestly versus the prior-year period.
•Nourish adjusted operating EBITDA was $181 million and adjusted operating EBITDA margin was 11.6% in the second quarter. On a comparable basis2, currency neutral adjusted operating EBITDA declined 42% as price increases and productivity gains were more than offset by lower volumes, unfavorable manufacturing absorption related to the Company's inventory reduction program and a write-down of inventory related to LBK.
2 Comparable results for the second quarter exclude the impact of divestitures and acquisitions.

Health & Biosciences Segment
•On a reported basis, second quarter sales were $522 million. On a comparable basis2, currency neutral sales decreased 3% as growth in Cultures & Food Enzymes, Grain Processing and Home & Personal Care was more than offset primarily by weakness in Health as a result of soft market conditions in North America and China.
•Health & Biosciences adjusted operating EBITDA was $145 million and adjusted operating EBITDA margin was 27.8% in the second quarter. On a comparable basis2, currency neutral adjusted operating EBITDA declined 9% as price increases and productivity gains were more than offset by lower volumes and unfavorable manufacturing absorption related to the Company's inventory reduction program.

Scent Segment
•On a reported basis, second quarter sales were $592 million. On a comparable basis2, currency neutral sales increased 5% led by double-digit growth in Consumer Fragrance and a high-single digit increase in Fine Fragrance, with balanced contributions from volume and price.
•Scent adjusted operating EBITDA was $117 million and adjusted operating EBITDA margin was 19.8% in the second quarter. On a comparable basis2, currency neutral adjusted operating EBITDA increased a very strong 41% led by net favorable price to inflation and productivity gains.

Pharma Solutions Segment
•On a reported basis, second quarter sales were $251 million. On a comparable basis2, currency neutral sales increased 3% led by strong growth in Core Pharma.
•Pharma Solutions adjusted operating EBITDA was $67 million and adjusted operating EBITDA margin was 26.7% in the second quarter. On a comparable basis2, currency neutral adjusted operating EBITDA increased 16% driven by pricing and productivity gains.

Portfolio Optimization Initiatives
At its 2022 Investor Day, IFF outlined its approach to portfolio management and the characterization of the portfolio within three categories: Invest, Maximize and Optimize. IFF has been focused on maximizing the value of the portfolio along those parameters and has taken a range of proactive steps to position IFF for long-term success. Consistent with this framework, as well as a best-owner mindset, the Company has successfully completed the divestitures of its Microbial Control, Savory Solutions and Flavor Specialty Ingredients businesses, and taken the decision to launch a sale process for its Cosmetic Ingredients business or Lucas Meyer Cosmetics.

In connection with its strategy to prioritize its most synergistic and highest-value businesses and achieve its deleveraging targets, IFF has hired J.P. Morgan to explore additional divestiture actions within the portfolio as a pathway to unlock further value creation for its shareholders.

Functional Ingredients Operational Improvement Plan
IFF continues to execute a series of strategic transformation initiatives and is taking additional actions to rapidly improve the performance of its Functional Ingredients business. Based on the characteristics of this business, and with new management in place, the Company will (1) enhance its go-to-market approach by increasing commercial resources and focusing on key global accounts to accelerate sales growth; (2) strengthen its operating model by delivering 2 to 4% of annual productivity through operational efficiencies; and (3) reshape the product portfolio by focusing on the Company's strongest product lines and discontinuing those that are underperforming. The Company expects that these actions will translate into low single digit comparable currency neutral sales growth – in line with market – and a mid-teen adjusted operating EBITDA margin over the next three years, with a strong improvement in 2024.

The Company will also begin reporting separate business results for the Functional Ingredients business unit in the first quarter of 2024, at the same time that IFF begins reporting according to its previously announced Food & Beverage, Home & Personal Care and Health divisional structure.

With estimated 2023 annual revenue of approximately $3 billion, IFF's Functional Ingredients business is a leading global specialty food ingredients provider, with a market leadership position in a broad portfolio of ingredients businesses including Protein Solutions, Emulsifiers & Sweeteners, Core Texturant and Cellulosic & Food Protection. The Functional Ingredients business has a diversified product and geographic footprint reinforced by deep and stable relationships with a large customer base.

Quarterly Dividend
On August 2, 2023, the Board of Directors declared a regular quarterly cash dividend of $0.81 per share of its common stock, payable on October 5, 2023 to shareholders of record as of September 22, 2023.

Financial Guidance
The Company expects full year 2023 sales to be in the range of $11.3 billion to $11.6 billion versus approximately $12.3 billion previously, reflecting the Company's expectation that volumes in the second half of 2023 will not recover as previously expected, driven particularly by continued customer destocking. For the year, volume is now expected to be down mid- to high- single digits (previously flat) on a comparable basis, with a significant decline in Functional Ingredients. The Company continues to expect a mid-single digit price increase for the full year 2023.

The Company expects full year 2023 adjusted operating EBITDA to be in the range of $1.85 billion to $2.0 billion versus approximately $2.34 billion previously, which reflects favorable net price to inflation and enhanced productivity that are more than offset by lower volume, higher manufacturing absorption costs related to the Company's inventory reduction program and the impact of the write-down of LBK inventory.

IFF remains focused on achieving its targeted full-year working capital improvement. As such, the revised full year adjusted operating EBITDA guidance now includes approximately $180 million of higher manufacturing absorption costs related to the Company's inventory reduction program versus approximately $100 million previously disclosed.

Based on current market foreign exchange rates, the Company expects that foreign exchange will have approximately 2% adverse impact to sales growth and approximately a 6% adverse impact to adjusted operating EBITDA growth in 2023.

The Company cannot reconcile its expected adjusted operating EBITDA without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time. These items include but are not limited to acquisition, divestiture and integration related costs, gains (losses) on business disposals, and regulatory costs.

Audio Webcast

A live webcast to discuss the Company’s second quarter 2023 financial results will be held on August 8, 2023, at 9:00 a.m. ET. The webcast and accompanying slide presentation may be accessed on the Company’s IR website at ir.iff.com. For those unable to listen to the live webcast, a recorded version will be made available on the Company’s website approximately one hour after the event and will remain available on IFF’s website for one year.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

Statements in this press release, which are not historical facts or information, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward looking statements are based on management’s current assumptions, estimates and expectations including those concerning the impacts of COVID-19 and our plans to respond to its implications; the expected impact of global supply chain challenges; expectations regarding sales and profit for the fiscal year 2023, including the impact of foreign exchange, pricing actions, raw materials, energy and sourcing, logistics and manufacturing costs; expectations of the impact of inflationary pressures and the pricing actions to offset exposure to such impacts; the impact of high input costs, including commodities, raw materials, transportation and energy; our ability to drive cost discipline measures and the ability to recover margin to pre-inflation levels; expectations regarding the implementation of our refreshed growth-focused strategy; expectations around our business divestitures and the progress of our portfolio optimization strategy (including the exploration of strategic alternatives for our Cosmetic Ingredients business), through non-core business divestitures and acquisitions; our combination with N&B, including the expected benefits and synergies of the N&B Transaction and future opportunities for the combined company, the success of our integration efforts and ability to deliver on our synergy commitments as well as future opportunities for the combined company; the success of our optimization of our portfolio; the impact of global economic uncertainty or recessionary pressures on demand for consumer products; the growth potential of the markets in which we operate, including the emerging markets; expected capital expenditures in 2023; the expected costs and benefits of our ongoing optimization of our manufacturing operations, including the expected number of closings; expected cash flow and availability of capital resources to fund our operations and meet our debt service requirements; our ability to drive reductions in expenses; our strategic investments in capacity and increasing inventory to drive improved profitability; our ability to innovate and execute on specific consumer trends and demands; our ability enhance our innovation efforts and drive cost efficiencies; and our ability to continue to generate value for, and return cash to, our shareholders.

These forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Certain of such forward-looking information may be identified by such terms as “expect”, “anticipate”, “believe”, “intend”, “outlook”, “may”, “estimate”, “should”, “predict” and similar terms or variations thereof. Such forward-looking statements are based on a series of expectations, assumptions, estimates and projections about the Company, are not guarantees of future results or performance, and involve significant risks, uncertainties and other factors, including assumptions and projections, for all forward periods. Our actual results may differ materially from any future results expressed or implied by such forward-looking statements.

Such risks, uncertainties and other factors include, among others, the following: (1) inflationary trends, including in the price of our input costs, such as raw materials, transportation and energy; (2) supply chain disruptions, geopolitical developments, including the Russia-Ukraine conflict, or climate change related events (including severe weather events) that may affect our suppliers or procurement of raw materials; (3) our ability to successfully execute the next phase of our strategic transformation; (4) risks related to the integration of the N&B business, including whether we will realize the benefits anticipated from the merger in the expected time frame; (5) our substantial amount of indebtedness and its impact on our liquidity, credit ratings and ability to return capital to its shareholders; (6) our ability to enter into or close strategic transactions or divestment or successfully establish and manage acquisitions, collaborations, joint ventures or partnerships; (7) our ability to successfully market to our expanded and diverse customer base; (8) our ability to effectively compete in our market and develop and introduce new products that meet customers’ needs; (9) our ability to retain key employees; (10) changes in demand from large multi-national customers due to increased competition and our ability to maintain “core list” status with customers; (11) our ability to successfully develop innovative and cost-effective products that allow customers to achieve their own profitability expectations; (12) the impact of global health crises, such as the COVID-19 pandemic, on our supply chains, global operations, our customers and our suppliers; (13) disruption in the development, manufacture, distribution or sale of our products from natural disasters (such as the COVID-19 pandemic), public health crises, international conflicts (such as the Russia and Ukraine conflict), terrorist acts, labor strikes, political or economic crises (such as the uncertainty related to protracted U.S. federal debt ceiling negotiations), accidents and similar events; (14) volatility and increases in the price of raw materials, energy and transportation; (15) the impact of a significant data breach or other disruption in our information technology systems, and our ability to comply with data protection laws in the U.S. and abroad; (16) our ability to comply with, and the costs associated with compliance with, regulatory requirements and industry standards, including regarding product safety, quality, efficacy and environmental impact; (17) our ability to meet increasing customer, consumer, shareholder and regulatory focus on sustainability; (18) defects, quality issues (including product recalls), inadequate disclosure or misuse with respect to the products and capabilities; (19) our ability to react in a timely and cost-effective manner to changes in consumer preferences and demands, including increased awareness of health and wellness; (20) our ability to benefit from our investments and expansion in emerging markets; (21) the impact of currency fluctuations or devaluations in the principal foreign markets in which we operate; (22) economic, regulatory and political risks associated with our international operations; (23) the impact of global economic uncertainty (including increased inflation) on demand for consumer products; (24) our ability to comply with, and the costs associated with compliance with, U.S. and foreign environmental protection laws; (25) our ability to successfully manage our working capital and inventory balances; (26) the impact of our or our counterparties’ failure to comply with the U.S. Foreign Corrupt Practices Act, similar U.S. or foreign anti-bribery and anti-corruption laws and regulations, applicable sanctions laws and regulations in the jurisdictions in which we operate or ethical business practices and related laws and regulations; (27) any impairment on our tangible or intangible long lived assets, including goodwill associated with the N&B merger and the acquisition of Frutarom; (28) our ability to protect our intellectual property rights; (29) the impact of the outcomes of legal claims, disputes, regulatory investigations and litigation, related to intellectual property, product liability, competition and antitrust, environmental matters, indirect taxes or other matters; (30) changes in market conditions or governmental regulations relating to our pension and postretirement obligations; (31) the impact of changes in federal, state, local and international tax legislation or policies, including the Tax Cuts and Jobs Act, with respect to transfer pricing and state aid, and adverse results of tax audits, assessments, or disputes; (32) the impact of the United Kingdom’s departure from the European Union; (33) the impact of the phase out of the London Interbank Offered Rate (LIBOR) on interest expense; and (34) the impact of any tax liability resulting from the N&B Transaction; and (35) our ability to comply with data protection laws in the U.S. and abroad.

The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other disclosures made by the Company (such as in our other filings with the SEC or in company press releases) for other factors that may cause actual results to differ materially from those projected by the Company. Please refer to Part I. Item 1A., Risk Factors, of the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2023 for additional information regarding factors that could affect our results of operations, financial condition and liquidity.

We intend our forward-looking statements to speak only as of the time of such statements and do not undertake or plan to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this press release or included in our other periodic reports filed with the SEC could materially and adversely impact our operations and our future financial results. Any public statements or disclosures made by us following this press release that modify or impact any of the forward-looking statements contained in or accompanying this press release will be deemed to modify or supersede such outlook or other forward-looking statements in or accompanying this press release.

Use of Non-GAAP Financial Measures

We provide in this press release non-GAAP financial measures, including: (i) comparable currency neutral sales; (ii) adjusted operating EBITDA and comparable currency neutral adjusted operating EBITDA; (iii) adjusted operating EBITDA margin; (iv) adjusted EPS ex amortization; (v) free cash flow; and (vi) net debt to credit adjusted EBITDA.

Our non-GAAP financial measures are defined below.

Currency Neutral metrics eliminate the effects that result from translating non-U.S. currencies to U.S. dollars. We calculate currency neutral numbers by translating current year invoiced sale amounts at the exchange rates used for the corresponding prior year period. We use currency neutral results in our analysis of subsidiary or segment performance. We also use currency neutral numbers when analyzing our performance against our competitors.

Adjusted operating EBITDA and adjusted operating EBITDA margin exclude depreciation and amortization expense, interest expense, other (expense) income, net, and certain non-recurring or unusual items that are not part of recurring operations such as, restructuring and other charges, acquisition, divestiture, and integration related costs, gains (losses) on business disposals, strategic initiatives costs, regulatory costs, and other items.

Adjusted EPS ex Amortization excludes the impact of non-operational items including, restructuring and other charges, acquisition, divestiture, and integration related costs, gains (losses) on business disposals, strategic initiatives costs, regulatory costs, and other items that are not a part of recurring operations.

Free Cash Flow is operating cash flow (i.e. cash flow from operations) less capital expenditures.

Net debt to credit adjusted EBITDA is the leverage ratio used in our credit agreements and defined as net debt (which is debt for borrowed money less cash and cash equivalents) divided by the trailing 12-month credit adjusted EBITDA. Credit adjusted EBITDA is defined as income (loss) before income taxes, depreciation and amortization expense, interest expense, specified items and non-cash items.

Comparable results for the second quarter exclude the impact of divestitures and acquisitions.

These non-GAAP measures are intended to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. In discussing our historical and expected future results and financial condition, we believe it is meaningful for investors to be made aware of and to be assisted in a better understanding of, on a period-to-period comparable basis, financial amounts both including and excluding these identified items, as well as the impact of exchange rate fluctuations. These non-

GAAP measures should not be considered in isolation or as substitutes for analysis of the Company’s results under GAAP and may not be comparable to other companies’ calculation of such metrics.

The Company cannot reconcile its expected adjusted operating EBITDA under "Financial Guidance" without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time. These items include but are not limited to acquisition, divestiture and integration related costs, gains (losses) on business disposals, and regulatory costs.

Welcome to IFF
At IFF (NYSE: IFF), an industry leader in food, beverage, scent, health and biosciences, science and creativity meet to create essential solutions for a better world – from global icons to unexpected innovations and experiences. With the beauty of art and the precision of science, we are an international collective of thinkers who partners with customers to bring scents, tastes, experiences, ingredients and solutions for products the world craves. Together, we will do more good for people and planet. Learn more at iff.com, Twitter, Facebook, Instagram, and LinkedIn.

International Flavors & Fragrances Inc.
Consolidated Statements of Income
(Amounts in millions except per share data)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Net sales	$2,929	$3,307	(11)%	$5,956	$6,533	(9)%
Cost of goods sold	1,996	2,171	(8)%	4,059	4,252	(5)%
Gross profit	933	1,136	(18)%	1,897	2,281	(17)%
Research and development expenses	161	158	2%	322	315	2%
Selling and administrative expenses	445	456	(2)%	899	915	(2)%
Amortization of acquisition-related intangibles	172	184	(7)%	343	370	(7)%
Impairment of long-lived assets	—	120	(100)%	—	120	(100)%
Restructuring and other charges	7	7	—%	59	9	NMF
Losses (gains) on sale of assets	3	(2)	(250)%	(2)	(2)	—%
Operating profit	145	213	(32)%	276	554	(50)%
Interest expense	116	77	51%	227	149	52%
Other (income) expense, net	(21)	6	NMF	(15)	(10)	50%
Income before taxes	50	130	(62)%	64	415	(85)%
Provision for income taxes	23	21	10%	45	60	(25)%
Net income	27	109	(75)%	19	355	(95)%
Net income attributable to non-controlling interests	—	2	(100)%	1	4	(75)%
Net income attributable to IFF shareholders	$27	$107	(75)%	$18	$351	(95)%

Net income per share - basic(1)	$0.11	$0.43		$0.07	$1.38
Net income per share - diluted(1)	$0.11	$0.43		$0.07	$1.38

Average number of shares outstanding - basic	255	255		255	255
Average number of shares outstanding - diluted	255	255		255	255

(1)    For 2023 and 2022, net income per share reflects adjustments related to the redemption value of certain redeemable non-controlling interests.
NMF Not meaningful

International Flavors & Fragrances Inc.
Condensed Consolidated Balance Sheets
(Amounts in millions)
(Unaudited)

	June 30,	December 31,
	2023	2022
Cash, cash equivalents, and restricted cash	$649	$493
Receivables, net	1,887	1,818
Inventories	2,790	3,151
Other current assets	1,110	1,970
Total current assets	6,436	7,432

Property, plant and equipment, net	4,218	4,203
Goodwill and other intangibles, net	22,311	22,437
Other assets	1,494	1,432
Total assets	$34,459	$35,504

Short-term borrowings	$1,362	$597
Other current liabilities	2,570	3,131
Total current liabilities	3,932	3,728

Long-term debt	9,208	10,373
Non-current liabilities	3,603	3,659

Redeemable non-controlling interests	61	59

Shareholders' equity	17,655	17,685
Total liabilities and shareholders' equity	$34,459	$35,504

International Flavors & Fragrances Inc.
Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$19	$355
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation and amortization	563	604
Deferred income taxes	(27)	(178)
Gains on sale of assets	(2)	(2)
Losses on business divestitures	19	—
Stock-based compensation	32	25
Pension contributions	(18)	(17)
Impairment of long-lived assets	—	120
Inventory write-down	44	—
Changes in assets and liabilities, net of acquisitions:
Trade receivables	(70)	(363)
Inventories	333	(573)
Accounts payable	(92)	143
Accruals for incentive compensation	(77)	(62)
Other current payables and accrued expenses	(248)	(67)
Other assets/liabilities, net	(101)	(36)
Net cash provided by (used in) operating activities	375	(51)
Cash flows from investing activities:
Cash paid for acquisitions, net of cash received	—	(123)
Additions to property, plant and equipment	(290)	(236)
Additions to intangible assets	—	(2)
Proceeds from disposal of assets	21	4
Cash provided by the Merger with N&B	—	11
Net proceeds received from business divestitures	821	—
Net cash provided by (used in) investing activities	552	(346)
Cash flows from financing activities:
Cash dividends paid to shareholders	(413)	(402)
(Decrease) increase in revolving credit facility and short-term borrowings	(100)	351
Deferred financing costs	(2)	—
Proceeds from issuance of commercial paper (maturities after three months)	—	160
Repayments of commercial paper (maturities after three months)	—	(230)
Net (repayments) borrowings of commercial paper (maturities less than three months)	(28)	532
Repayments of long-term debt	(300)	—
Deferred consideration paid	(6)	—
Employee withholding taxes paid	(11)	(20)
Other, net	(6)	(14)
Net cash (used in) provided by financing activities	(866)	377
Effect of exchange rate changes on cash, cash equivalents and restricted cash	39	(74)
Net change in cash, cash equivalents and restricted cash	100	(94)
Cash, cash equivalents and restricted cash at beginning of year	552	716
Cash, cash equivalents and restricted cash at end of period	$652	$622
The following table reconciles cash, cash equivalents and restricted cash between the Company's statement of cash flows for the periods ended June 30, 2023 and June 30, 2022 to the amounts reported on the Company's balance sheet:

AMOUNTS IN MILLIONS	June 30, 2023	December 31, 2022	June 30, 2022	December 31, 2021
Current assets
Cash and cash equivalents	$638	$483	$569	$711
Cash and cash equivalents included in Assets held for sale	3	52	49	—
Restricted cash	11	10	4	4
Non-current assets
Restricted cash included in Other assets	—	7	—	1
Cash, cash equivalents and restricted cash	$652	$552	$622	$716

International Flavors & Fragrances Inc.
Reportable Segment Performance
(Amounts in millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net Sales
Nourish	$1,564	$1,818	$3,217	$3,549
Health & Biosciences	522	665	1,035	1,326
Scent	592	580	1,200	1,165
Pharma Solutions	251	244	504	493
Consolidated	$2,929	$3,307	$5,956	$6,533
Segment Adjusted Operating EBITDA
Nourish	$181	$365	$389	$694
Health & Biosciences	145	184	276	376
Scent	117	93	222	209
Pharma Solutions	67	58	126	123
Total	510	700	1,013	1,402
Depreciation & Amortization	(287)	(301)	(563)	(604)
Interest Expense	(116)	(77)	(227)	(149)
Other Income (Expense), net	21	(6)	15	10
Restructuring and Other Charges	(7)	(7)	(59)	(9)
Impairment of Long-Lived Assets	—	(120)	—	(120)
Acquisition, Divestiture and Integration Related Costs	(45)	(61)	(76)	(110)
Strategic Initiatives Costs	(9)	—	(22)	—
Regulatory Costs	(14)	—	(19)	—
Other	(3)	2	2	(5)
Income Before Taxes	$50	$130	$64	$415
Segment Adjusted Operating EBITDA Margin
Nourish	11.6%	20.1%	12.1%	19.6%
Health & Biosciences	27.8%	27.7%	26.7%	28.4%
Scent	19.8%	16.0%	18.5%	17.9%
Pharma Solutions	26.7%	23.8%	25.0%	24.9%
Consolidated	17.4%	21.2%	17.0%	21.5%

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Second Quarter
(DOLLARS IN MILLIONS)	2023	2022
Reported (GAAP)	$933	$1,136
Acquisition, Divestiture and Integration Related Costs (c)	—	1
Adjusted (Non-GAAP)	$933	$1,137

Reconciliation of Selling and Administrative Expenses
	Second Quarter
(DOLLARS IN MILLIONS)	2023	2022
Reported (GAAP)	$445	$456
Acquisition, Divestiture and Integration Related Costs (c)	(45)	(60)
Strategic Initiatives Costs (f)	(9)	—
Regulatory Costs (g)	(14)	—
Adjusted (Non-GAAP)	$377	$396

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income and EPS
	Second Quarter
	2023				2022
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)	Income before taxes	Provision for income taxes (j)	Net income attributable to IFF (k)	Diluted EPS (l)	Income before taxes	Provision for income taxes (j)	Net income attributable to IFF (k)	Diluted EPS
Reported (GAAP)	$50	$23	$27	$0.11	$130	$21	$107	$0.43
Restructuring and Other Charges (a)	7	4	3	0.02	7	2	5	0.02
Impairment of Long-Lived Assets (b)	—	—	—	—	120	24	96	0.38
Acquisition, Divestiture and Integration Related Costs (c)	45	7	38	0.15	61	15	46	0.18
Losses on Business Disposals (d)	5	(8)	13	0.05	—	—	—	—
Gain on China Facility Relocation (e)	(22)	(6)	(16)	(0.06)	—	—	—	—
Strategic Initiatives Costs (f)	9	2	7	0.03	—	—	—	—
Regulatory Costs (g)	14	3	11	0.04	—	—	—	—
Other (h)	3	—	3	0.01	(2)	(1)	(1)	(0.01)
Redemption value adjustment to EPS (i)	—	—	—	—	—	—	—	(0.01)
Adjusted (Non-GAAP)	$111	$25	$86	$0.34	$316	$61	$253	$0.99

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Second Quarter
(DOLLARS AND SHARE AMOUNTS IN MILLIONS)	2023	2022
Numerator
Adjusted (Non-GAAP) Net Income	$86	$253
Amortization of Acquisition related Intangible Assets	172	184
Tax impact on Amortization of Acquisition related Intangible Assets (j)	39	43
Amortization of Acquisition related Intangible Assets, net of tax (m)	133	141
Adjusted (Non-GAAP) Net Income ex. Amortization	$219	$394

Denominator
Weighted average shares assuming dilution (diluted)	255	255
Adjusted (Non-GAAP) EPS ex. Amortization	$0.86	$1.54

(a)	For 2023 and 2022, represents costs primarily related to severance as part of the Company's restructuring efforts.
(b)	Represents costs related to the impairment of intangible and fixed assets of an asset group that operated primarily in Russia.
(c)	For 2023 and 2022, primarily represents costs related to the Company's actual and planned acquisitions and divestitures and integration related activities primarily for Frutarom and N&B. These costs primarily consisted of external consulting fees, professional and legal fees and salaries of individuals who are fully dedicated to such efforts. For 2023, acquisition costs primarily relate to earn-out adjustments and integration costs primarily relate to IT costs for the N&B integration. For 2023, tax expenses for business divestiture costs included establishments of deferred tax liabilities related to planned sales of businesses. For the three months ended June 30, 2023, business divestiture, integration and acquisition related costs were approximately $20 million, $20 million and $5 million, respectively. For the three months ended June 30, 2022, business divestiture, integration and acquisition related costs were approximately $30 million, $30 million and $1 million, respectively.
(d)	Represents losses recognized primarily related to the divestiture of the portion of the Savory Solutions business.
(e)	Represents gain recognized from the completion of the relocation of a facility in China.
(f)	Represents costs related to the Company's strategic assessment and business portfolio optimization efforts and reorganizing the Global Shared Services Centers, primarily consulting fees.
(g)	Represents costs primarily related to legal fees incurred for the ongoing investigations of the fragrance businesses.
(h)	For 2023, represents losses from sale of assets. For 2022, represents gains from sale of assets.
(i)	Represents the adjustment to EPS related to the excess of the redemption value of certain redeemable non-controlling interests over their existing carrying value.
(j)	The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(k)	For 2023, net income is reduced by income attributable to non-controlling interest of less than $1 million. For 2022, net income is reduced by income attributable to non-controlling interest of $2 million.
(l)	The sum of these items does not foot due to rounding.
(m)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Second Quarter Year-to-Date
(DOLLARS IN MILLIONS)	2023	2022
Reported (GAAP)	$1,897	$2,281
Acquisition, Divestiture and Integration Related Costs (c)	—	2
Adjusted (Non-GAAP)	$1,897	$2,283

Reconciliation of Selling and Administrative Expenses
	Second Quarter Year-to-Date
(DOLLARS IN MILLIONS)	2023	2022
Reported (GAAP)	$899	$915
Acquisition, Divestiture and Integration Related Costs (c)	(76)	(108)
Strategic Initiatives Costs (f)	(22)	—
Regulatory Costs (g)	(19)	—
Other (h)	—	(7)
Adjusted (Non-GAAP)	$782	$800

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income and EPS
	Second Quarter Year-to-Date
	2023				2022
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)	Income before taxes	Provision for income taxes (j)	Net income attributable to IFF (k)	Diluted EPS (l)	Income before taxes	Provision for income taxes (j)	Net income attributable to IFF (k)	Diluted EPS (l)
Reported (GAAP)	$64	$45	$18	$0.07	$415	$60	$351	$1.38
Restructuring and Other Charges (a)	59	16	43	0.17	9	2	7	0.03
Impairment of Long-Lived Assets (b)	—	—	—	—	120	24	96	0.38
Acquisition, Divestiture and Integration Related Costs (c)	76	—	76	0.30	110	27	83	0.32
Losses on Business Disposals (d)	19	(5)	24	0.09	—	—	—	—
Gain on China Facility Relocation (e)	(22)	(6)	(16)	(0.06)	—	—	—	—
Strategic Initiatives Costs (f)	22	5	17	0.07	—	—	—	—
Regulatory Costs (g)	19	4	15	0.06	—	—	—	—
Other (h)	(2)	(1)	(1)	—	5	1	4	0.01
Redemption value adjustment to EPS (i)	—	—	—	—	—	—	—	(0.01)
Adjusted (Non-GAAP)	$235	$58	$176	$0.69	$659	$114	$541	$2.12

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Second Quarter Year-to-Date
(DOLLARS AND SHARE AMOUNTS IN MILLIONS)	2023	2022
Numerator
Adjusted (Non-GAAP) Net Income	$176	$541
Amortization of Acquisition related Intangible Assets	343	370
Tax impact on Amortization of Acquisition related Intangible Assets (j)	78	86
Amortization of Acquisition related Intangible Assets, net of tax (m)	265	284
Adjusted (Non-GAAP) Net Income ex. Amortization	$441	$825

Denominator
Weighted average shares assuming dilution (diluted)	255	255
Adjusted (Non-GAAP) EPS ex. Amortization	$1.72	$3.23

(a)	For 2023 and 2022, represents costs primarily related to severance as part of the Company's restructuring efforts.
(b)	Represents costs related to the impairment of intangible and fixed assets of an asset group that operated primarily in Russia.
(c)	For 2023 and 2022, primarily represents costs related to the Company's actual and planned acquisitions and divestitures and integration related activities primarily for Frutarom and N&B. These costs primarily consisted of external consulting fees, professional and legal fees and salaries of individuals who are fully dedicated to such efforts. For 2023, acquisition costs primarily relate to earn-out adjustments and integration costs primarily relate to IT costs for the N&B integration. For 2023, tax expenses for business divestiture costs included establishments of deferred tax liabilities related to planned sales of businesses. For the six months ended June 30, 2023, business divestiture, integration and acquisition related costs were approximately $41 million, $30 million and $5 million, respectively. For the six months ended June 30, 2022, business divestiture, integration and acquisition related costs were approximately $60 million, $48 million and $2 million, respectively.
(d)	Represents losses recognized primarily related to the divestiture of the portion of the Savory Solutions business and liquidation of a business in Russia for the sale of the portion of the Savory Solutions business.
(e)	Represents gain recognized from the completion of the relocation of a facility in China.
(f)	Represents costs related to the Company's strategic assessment and business portfolio optimization efforts and reorganizing the Global Shared Services Centers, primarily consulting fees.
(g)	Represents costs primarily related to legal fees incurred for the ongoing investigations of the fragrance businesses.
(h)	For 2023, represents gains from sale of assets. For 2022, represents shareholder activist related costs, primarily professional fees, severance costs, including accelerated stock compensation expense, for certain executives who have been separated from the Company, and gains from sale of assets.
(i)	Represents the adjustment to EPS related to the excess of the redemption value of certain redeemable non-controlling interests over their existing carrying value.
(j)	The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(k)	For 2023 and 2022, net income is reduced by income attributable to non-controlling interest of $1 million and $4 million, respectively.
(l)	The sum of these items does not foot due to rounding.
(m)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

International Flavors & Fragrances Inc.
Debt Covenants
(Amounts in millions)
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Credit Adjusted EBITDA to Net (Loss)
(DOLLARS IN MILLIONS)	Twelve Months Ended June 30, 2023
Net (loss)	$(2,204)
Interest expense	414
Income taxes	224
Depreciation and amortization	1,138
Specified items(1)	2,535
Non-cash items(2)	83
Credit Adjusted EBITDA	$2,190
 _______________________
(1)Specified items consisted of restructuring and other charges, impairment of goodwill, acquisition, divestiture and integration related costs, strategic initiatives costs, regulatory costs and other costs that are not related to recurring operations.
(2)Non-cash items consisted of gains on sale of assets, losses on business disposals, gain on China facility relocation, write-down of inventory related to LBK and stock-based compensation.

Net Debt to Total Debt
(DOLLARS IN MILLIONS)	June 30, 2023
Total debt(1)	$10,591
Adjustments:
Cash and cash equivalents(2)	641
Net debt	$9,950
 _______________________
(1)Total debt used for the calculation of net debt consisted of short-term debt, long-term debt, short-term finance lease obligations and long-term finance lease obligations.
(2)Cash and cash equivalents included approximately $3 million currently in Assets held for sale on the Consolidated Balance Sheets.

International Flavors & Fragrances Inc.
Comparable Reportable Segment Performance
(Amounts in millions)
(Unaudited)
The following information and schedule provides reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedule is not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net Sales
Nourish(1)	$1,564	$1,769	$3,217	$3,500
Health & Biosciences(2)	522	549	1,026	1,089
Scent	592	580	1,200	1,165
Pharma Solutions	251	244	504	493
Consolidated	$2,929	$3,142	$5,947	$6,247
Segment Adjusted Operating EBITDA
Nourish(1)	$181	$358	$389	$687
Health & Biosciences(2)	145	166	278	340
Scent	117	93	222	209
Pharma Solutions	67	58	126	123
Total	510	675	1,015	1,359
Depreciation & Amortization	(287)	(301)	(563)	(604)
Interest Expense	(116)	(77)	(227)	(149)
Other Income (Expense), net	21	(6)	15	10
Restructuring and Other Charges	(7)	(7)	(59)	(9)
Impairment of Long-Lived Assets	—	(120)	—	(120)
Acquisition, Divestiture and Integration Related Costs	(45)	(61)	(76)	(110)
Strategic Initiatives Costs	(9)	—	(22)	—
Regulatory Costs	(14)	—	(19)	—
Other	(3)	2	2	(5)
Impact of Business Divestitures(3)	—	25	—	43
Impact of Business Acquisitions(4)	—	—	(2)	—
Income Before Taxes	$50	$130	$64	$415
Segment Adjusted Operating EBITDA Margin
Nourish	11.6%	20.2%	12.1%	19.6%
Health & Biosciences	27.8%	30.2%	27.1%	31.2%
Scent	19.8%	16.0%	18.5%	17.9%
Pharma Solutions	26.7%	23.8%	25.0%	24.9%
Consolidated	17.4%	21.5%	17.1%	21.8%
______________________
(1)Nourish sales and segment adjusted operating EBITDA information for the three and six months ended June 30, 2022 exclude the results of the portion of the Savory Solutions business that was divested to present fully comparable scenarios of the Company. The divestiture was completed on May 31, 2023.
(2)Health & Biosciences sales and segment adjusted operating EBITDA information for the six months ended June 30, 2023 exclude the results of Health Wright Products for the first quarter of 2023. In addition, the information for the three and six months ended June 30, 2022 exclude the results of the Microbial Control business unit. The exclusion of these results help to present fully comparable scenarios of the Company as the acquisition of Health Wright Products was completed on April 1, 2022 and the divestiture of the Microbial Control business unit was completed on July 1, 2022. As a result, there was no impact from Health Wright Products and the Microbial Control business unit for the first quarter of 2022 and the three and six months ended June 30, 2023, respectively.
(3)Information related to the amounts exclude the results of the Microbial Control business unit and the portion of the Savory Solutions business that were divested in the third quarter of 2022 (July 1, 2022) and second quarter of 2023 (May 31, 2023), respectively, to present fully comparable scenarios of the Company.

(4)Information related to the amount excludes the results of Health Wright Products for the first quarter of 2023 to present fully comparable scenarios of the Company, as the acquisition of Health Wright Products was completed on April 1, 2022.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
Comparable Foreign Exchange Impact
(Unaudited)

Q2 Nourish	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	(14)%	(50)%	(8.5)%
Portfolio Impact	2%	1%	(0.1)%
% Change - Comparable	(12)%	(49)%	(8.6)%
Currency Impact	3%	7%	1.2%
% Change - Currency Neutral	(9)%	(42)%	(7.4)%

Q2 Health & Biosciences	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	(22)%	(21)%	0.1%
Portfolio Impact	17%	9%	(2.5)%
% Change - Comparable	(5)%	(13)%	(2.4)%
Currency Impact	2%	4%	0.4%
% Change - Currency Neutral	(3)%	(9)%	(2.0)%

Q2 Scent	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	2%	26%	3.8%
Portfolio Impact	0%	0%	0.0%
% Change - Comparable	2%	26%	3.8%
Currency Impact	3%	15%	1.7%
% Change - Currency Neutral	5%	41%	5.5%

Q2 Pharma Solutions	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	3%	16%	2.9%
Portfolio Impact	0%	0%	0.0%
% Change - Comparable	3%	16%	2.9%
Currency Impact	0%	0%	0.0%
% Change - Currency Neutral	3%	16%	2.9%

Q2 Consolidated	Sales	Adjusted Operating EBITDA	Adjusted Operating EBITDA Margin
% Change - Reported	(11)%	(27)%	(3.8)%
Portfolio Impact	5%	3%	(0.3)%
% Change - Comparable	(7)%	(24)%	(4.1)%
Currency Impact	3%	6%	1.1%
% Change - Currency Neutral	(4)%	(18)%	(3.0)%

 _______________________
Note: The sum of these items may not foot due to rounding.

YTD Nourish	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	(9)%	(44)%	(7.5)%
Portfolio Impact	1%	1%	0.0%
% Change - Comparable	(8)%	(43)%	(7.5)%
Currency Impact	3%	8%	1.2%
% Change - Currency Neutral	(5)%	(35)%	(6.3)%

YTD Health & Biosciences	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	(22)%	(27)%	(1.7)%
Portfolio Impact	16%	8%	(2.4)%
% Change - Comparable	(6)%	(18)%	(4.1)%
Currency Impact	3%	4%	0.4%
% Change - Currency Neutral	(3)%	(14)%	(3.7)%

YTD Scent	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	3%	6%	0.6%
Portfolio Impact	0%	0%	0.0%
% Change - Comparable	3%	6%	0.6%
Currency Impact	4%	13%	1.4%
% Change - Currency Neutral	7%	19%	2.0%

YTD Pharma Solutions	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	2%	2%	0.1%
Portfolio Impact	0%	0%	0.0%
% Change - Comparable	2%	2%	0.1%
Currency Impact	2%	2%	0.1%
% Change - Currency Neutral	4%	4%	0.2%

YTD Consolidated	Sales	Adjusted Operating EBITDA	Adjusted Operating EBITDA Margin
% Change - Reported	(9)%	(28)%	(4.5)%
Portfolio Impact	4%	2%	(0.2)%
% Change - Comparable	(5)%	(25)%	(4.7)%
Currency Impact	3%	7%	1.0%
% Change - Currency Neutral	(2)%	(18)%	(3.7)%

 _______________________
Note: The sum of these items may not foot due to rounding.